EMPLOYMENT AGREEMENT

                  AGREEMENT by and between New York Regional Railroad (NYRR or "Company") and Donald B. Hutton (the "Executive"), dated as of the 3rd day of February 2004 (this "Agreement").

                  NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. Duties and Positions: During the employment period, the Executive will serve as the "[Executive] Vice President of Business Development of the New York Cross Harbor Railroad, New York Regional Railroad (NYRR)". In addition, the Executive will also be placed on the "Board of Directors of the New York Cross Harbor Railroad, New York Regional Railroad (NYRR)".

         2. Employment Period: The Company hereby agrees to employ the Executive, for a period commencing on the effective date and ending on the third anniversary thereof. Agreement may be terminated by Company after 6 months by giving employee 30 day written notice.

         3.       Base Salary: at an annual rate of not less than $115,000.00.

         4. Long term Incentive Compensation: On or as soon as practicable after the date hereof, the Company shall grant TBD Shares of Company stock to the Executive which shall be consistent with any stock bonus plan the Company shall offer to other executives.

         5. Annual bonus: In addition to the Base Salary, the Executive shall have the opportunity to earn, for fiscal year 2004 and each subsequent fiscal year that begins during the employment period, an annual bonus under the Company's senior executive incentive plan or any successor thereto.

         6. Quarters: The Executive's primary work assignment(s) will be in the New York City/New Jersey Metro area. Travel expenses, including lodging, air or vehicle travel from employee's home to the work assignment sites, will be provided by the Company.

         7. Equipment: Cell phone and computer equipment necessary for the Executive to perform his duties will be purchased and maintained by the Company or reimbursed by the Company.

         8. Business Expense: The Executive shall be entitled to receive prompt reimbursement from the Company for all reasonable expenses that he incurs in the course of carrying out his duties under this Agreement.

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         9.       Vehicle: A vehicle shall be leased by NYRR for use by the
                  Executive or employee shall receive monthly allowance to cover cost of vehicle.

         10. Vacation: During the Employment, the Executive shall be entitled to not less than 3 weeks of vacation annually.

         11. Sick: During the Employment, the executive shall be entitled to 1 week of sick pay annually.

         12. Company shall not be responsible for health insurance for the executive.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive' hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                                              /s/ Donald B. Hutton

                                                  Donald B. Hutton



                                                  NYRR


                                             /s/ WA Eastman